EXHIBIT 10.1

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is made and entered into as of June 1, 2022, by and among Landsea Homes Corporation, a Delaware corporation (the “Company”), and Landsea Holdings Corporation, a Delaware corporation (“Selling Stockholder”).

RECITALS

WHEREAS, the Selling Stockholder currently owns shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company and the Selling Stockholder propose to enter into a transaction (the “Repurchase Transaction”) whereby the Selling Stockholder shall sell to the Company and the Company shall purchase from the Selling Stockholder an aggregate of 4,398,826 shares (the “Repurchase Shares”) of Common Stock at a price per share of Common Stock of $6.82 (the “Per Share Repurchase Price”); and

WHEREAS, this Agreement and the transactions contemplated hereby were approved by the Company’s Audit Committee of the Board of Directors (the “Board”) and a Special Committee of the Board comprised of independent directors who are not affiliated with the Selling Stockholder or its affiliates.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
REPURCHASE

Section 1.01 Repurchase of Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Selling Stockholder shall sell, transfer and deliver to the Company, free and clear of all liens, charges or encumbrances of any nature whatsoever, and the Company shall purchase from the Selling Stockholder, all of the Selling Stockholder’s right, title and interest in and to the Repurchase Shares.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the Repurchase Transaction (the “Closing”) shall take place via the electronic exchange of documents and signature pages at such time, date or place as the Selling Stockholder and the Company may agree in writing (with the date upon which such Closing occurs being referred to herein as the “Closing Date”).

Section 2.02 Closing Deliverables. At the Closing, the Selling Stockholder shall deliver an executed instruction letter to the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), along with any stock power or other documents required by the Transfer Agent, instructing the Transfer Agent to deliver the Repurchased Shares to the Company or as may otherwise be instructed by the Company, and the Company agrees to deliver to the Selling Stockholder a dollar amount equal to the product of the Per Share Repurchase Price and the number of Repurchase Shares, or $29,999,993.32, by wire transfer of immediately available funds.

1

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANT OF THE SELLING STOCKHOLDER

The Selling Stockholder represents and warrants to the Company as follows:

Section 3.01 Title to Repurchase Shares. The Selling Stockholder has good, valid and marketable title to the Repurchase Shares, free and clear of all liens, encumbrances, equities or adverse claims. The Selling Stockholder will have, immediately prior to the Closing, good, valid and marketable title to the Repurchase Shares, free and clear of all liens, encumbrances, equities or adverse claims.

Section 3.02 Required Consents; Authority. Except as would not impair in any material respect the ability of the Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into, execute and deliver this Agreement and to sell, assign, transfer and deliver the Repurchase Shares; this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Selling Stockholder, threatened against it that could impair the ability of the Selling Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.03 Receipt of Information.

(a) The Selling Stockholder hereby represents and acknowledges that it is a sophisticated investor and that it has such knowledge and experience in financial and business matters and in making investment decisions regarding the sale of Repurchase Shares and of making an informed investment decision. The Selling Stockholder represents and acknowledges that the Company may have material non-public information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to the Selling Stockholder’s decision to sell the Repurchase Shares or otherwise materially adverse to the Selling Stockholder’s interests. The Selling Stockholder acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Company and its respective affiliates, officers, directors, employees, agents and representatives based upon, relating to or otherwise arising out of nondisclosure of such information or the sale of the Repurchase Shares hereunder.

2

(b) The Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction on the terms provided by this Agreement. The Selling Stockholder has had an opportunity to ask questions of and to receive answers from, the Company concerning the Company, the Repurchase Shares and the transactions described in this Agreement. The Selling Stockholder has had the opportunity to discuss with its legal, tax and other advisors the consequences of the transactions described in this Agreement and is not relying on the Company (or any agent or representative thereof) for any such matters. The Selling Stockholder has not received, nor is it relying on, any representations or warranties from the Company or any of its directors, officers, subsidiaries or affiliates other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

Section 3.04 Enforceability. The Selling Stockholder has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 3.05 No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby conflicts with or will result in any violation of any provision of the Selling Stockholder’s organizational documents or conflicts with, or will result in any violation of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, judgment, decree, order, law or regulation by which such Selling Stockholder is bound.

Section 3.06 Transfer Restriction. The Selling Stockholder agrees that, during the 90-day period from the date of this Agreement, the Selling Stockholder shall not, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, pledge, contract to sell, sell any option contract, encumber or otherwise dispose of or transfer, nor permit to be offered, sold, pledged, contracted to sell, sold any option contract, encumbered or otherwise disposed of or transferred in any manner, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in each case either voluntarily or by operation of law, any of the shares of Common Stock beneficially owned by the Selling Stockholder as of the date of this Agreement (the “Restricted Shares”) or any of the economic or other rights associated therewith or otherwise enter into any transaction or agreement with respect to the Restricted Shares that would be reportable with the Securities and Exchange Commission under Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder; provided that the provisions of this Section 3.06 shall not apply to (i) the sale of the Repurchase Shares to the Company pursuant to this Agreement or any other transaction between the Selling Stockholder and the Company or any other affiliate of the Selling Stockholder, (ii) the disposition of 4,838,710 Restricted Shares previously pledged pursuant to that certain Pledge and Security Agreement, dated as of May 12, 2022, or the disposition of any other Restricted Shares pledged in compliance with the Company’s insider trading policy, (iii) the disposition of 4,838,710 Restricted Shares pursuant to that certain Stock Purchase Agreement dated May 31, 2022 or (iv) the disposition or transfer of Restricted Shares in response to a tender or exchange offer for the Common Stock (other than a tender or exchange offer by the Selling Stockholder or one or more of its affiliates) or as part of a merger, consolidation or other transaction in which, in each case, all or substantially all of the outstanding shares of Common Stock of the Company are converted into or exchanged for other consideration as approved by the Company’s Board of Directors.

3

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Selling Stockholder as follows:

Section 4.01 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized, executed and delivered by the Company.

Section 4.02 Approvals. Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been obtained. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against it that could impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.03 Enforceability. The Company has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Selling Stockholder, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.04 No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby conflicts with or will result in any violation of any provision of the Company’s organizational documents or conflicts with, or will result in any violation of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, judgment, decree, order, law or regulation by which the Company is bound.

4

ARTICLE V
MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto.

Section 5.02 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 5.03 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if set forth in a writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 5.04 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 5.05 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 5.06 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 5.07 No Third-Party Beneficiaries. No person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any person other than the parties hereto any rights, benefits or remedies.

5

Section 5.08 No Broker or Withholding Tax. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the Repurchase Transaction. No payment made by the Company to the Selling Stockholder is subject to any tax withholding under the U.S. federal income tax laws.

Section 5.09 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 5.10 Notices. All notices and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to the Company:

Landsea Homes Corporation

660 Newport Center Drive, Suite 300

Newport Beach, CA 92660

Attn: Franco Tenerelli

Email: ftenerelli@landseahomes.com

with a copy to:

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, CA 92612

Attn: Michael Flynn; Peter Wardle

Email: mflynn@gibsondunn.com; pwardle@gibsondunn.com

If to the Selling Stockholder:

Landsea Holdings Corporation
530 Lytton Ave, Suite 304

Palo Alto, CA 94301

Attn: Joanna Zhou

Email: zhouqin@landsea.cn

with a copy to:

Squire Patton Boggs LLP

555 South Flower Street, 31st Floor

Los Angeles, CA 90071

Attn: James Hsu; Aaron A. Seamon

Email: james.hsu@squirepb.com; aaron.seamon@squirepb.com

Section 5.11 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in such state.

Section 5.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LANDSEA HOMES CORPORATION

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

LANDSEA HOLDINGS CORPORATION

By:	/s/ Qin Zhou
Name:	Qin Zhou
Title:	CEO

Signature Page to Share Repurchase Agreement

7